                                                                  EXHIBIT (d)(3)

MELLON INVESTOR SERVICES LLC
--------------------------------------------------------------------------------

                       SERVICE AGREEMENT AND FEE SCHEDULE

                                       FOR

                             TRANSFER AGENT SERVICES

                                       TO

                  Delaware Group Dividend and Income Fund, Inc.


Date: December 8, 2000

--------------------------------------------------------------------------------
TRANSFER AGENT AGREEMENT

MELLON INVESTOR SERVICES LLC                                     T A AGREEMENT
--------------------------------------------------------------------------------

THIS TRANSFER AGENT AGREEMENT between Delaware Group Dividend and Income Fund, Inc., a Maryland corporation ("Client"), and Mellon Investor Services LLC, a New Jersey limited liability company ("Mellon Investor Services"), is dated as of December 8, 2000.

1. Appointment. Client appoints Mellon Investor Services as its transfer agent, registrar and dividend disbursing and dividend reinvestment agent and Mellon Investor Services accepts such appointment in accordance with the following terms and conditions for all authorized shares of each class of stock listed in Exhibit A hereto (the "Shares").

2.    Term of Agreement.

      (a) This Agreement shall commence on the date hereof and shall continue for a term of three years. This Agreement shall remain in effect after the initial three year period until terminated. Either party may terminate this Agreement upon sixty (60) days written notice to the other party.

      (b) In the event this Agreement is terminated by Client, Client's notice must include a certified resolution of the Board of Directors of Client to such effect, instructions as to the disposition of records, as well as any additional documentation reasonably requested by Mellon Investor Services. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and Mellon Investor Services under this Agreement shall cease upon termination of the appointment.

3. Duties of Mellon Investor Services. Mellon Investor Services shall, subject to payment of Mellon Investor Services' fees and expenses as set forth in the Exhibits hereto, provide to Client the customary services provided by a transfer agent, registrar and dividend disbursing and dividend reinvestment agent, including the services listed in Exhibit B hereto.

4. Representations and Warranties of Client. Client represents, warrants and covenants to Mellon Investor Services that:

      (a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

      (b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

      (c) any Shares to be issued hereunder, when issued shall have been duly registered under the Securities Act of 1933, as amended, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Securities Exchange Act of 1934, as amended, or shall be exempt from such registration;

      (d) Client has paid or caused to be paid all taxes, if any, which were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof;

      (e) The execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under the charter or the by-laws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction or result in a material breach of, or constitute a material default under, any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound and this Agreement is enforceable against Client in accordance with its terms, except as may be

MELLON INVESTOR SERVICES LLC                                     T A AGREEMENT
--------------------------------------------------------------------------------

      limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

      (f) Client agrees to provide the documentation and notifications listed in Exhibit C hereto.

5. Compensation and Expenses. Client shall compensate Mellon Investor Services for its services hereunder in accordance with the fee schedules listed in Exhibit D hereto. Such fees may be adjusted by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) United States City Average, 1982-84=100, as published by the U.S. Department of Labor, Bureau of Labor Statistics. In accordance with Exhibit D hereto, Client shall reimburse Mellon Investor Services for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owed to Mellon Investor Services hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Client agrees to reimburse Mellon Investor Services for any attorney's fees and any other costs associated with collecting delinquent payments. Mellon Investor Services may suspend transfers and/or terminate this Agreement upon thirty (30) days prior written notice if (i) Client fails to pay fees hereunder or (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Client, Client shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.

6.    Scope of Agency.

      (a) Mellon Investor Services shall act solely as agent for Client under this Agreement and owes no duties hereunder to any other person. Mellon Investor Services undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Mellon Investor Services.

      (b) Mellon Investor Services may rely upon, and shall be protected in acting or refraining from acting upon, (i) any Client communication authorized by this Agreement; (ii) any communication from any predecessor Transfer Agent or co-Transfer Agent or from any Registrar (other than Mellon Investor Services), predecessor Registrar or co-Registrar, and;
      (iii) any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper or document believed by Mellon Investor Services to be genuine and to have been signed or given by the proper party or parties. In addition, Mellon Investor Services is authorized to refuse to make any transfer it deems improper.

      (c) Mellon Investor Services may consult with reputable legal counsel in respect of questions of law which arise in connection with the performance of Mellon Investor Services' duties under this Agreement, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Mellon Investor Services hereunder in good faith and in reasonable reliance thereon.

      (d) Any instructions given by Client to Mellon Investor Services orally, as permitted by any provision of this Agreement, shall be confirmed in writing by Client as soon as practicable. Mellon Investor Services shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 6(d).

      (e) Mellon Investor Services shall not be obligated to take any legal action hereunder; if, however, Mellon Investor Services determines to take any legal action hereunder, and, where the taking of such legal action might in Mellon Investor Services' judgment subject or expose Mellon Investor Services to any expense or liability, Mellon Investor Services shall not be required to act unless Mellon Investor Services shall have been furnished with an indemnity satisfactory to Mellon Investor Services.

MELLON INVESTOR SERVICES LLC                                     T A AGREEMENT
--------------------------------------------------------------------------------

7.    Indemnification.

      (a) Client shall indemnify Mellon Investor Services for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with Mellon Investor Services' duties under this Agreement, including the costs and expenses of defending itself against any Loss, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon Investor Services' negligence, bad faith or willful misconduct

      (b) Mellon Investor Services shall indemnify Client for, and hold it harmless against, any Loss arising out of or in connection with Mellon Investor Services' duties under this Agreement, including the costs and expenses of defending itself against any Loss, to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon Investor Services' negligence, bad faith or willful misconduct.

 8.   Limitation of Liability.

      (a) In the absence of negligence, bad faith or intentional misconduct on its part, Mellon Investor Services shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will Mellon Investor Services be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon Investor Services has been advised of the possibility of such damages. Any liability of Mellon Investor Services will be limited to the aggregate amount of fees paid by Client and each of Client's affiliates listed in Exhibit E hereto (the "Affiliated Funds") to Mellon Investor Services during the twelve (12) month period immediately prior to the event which gave rise to such liability (such aggregate amount of fees to be calculated without offsetting any damages paid to the Affiliated Funds by Mellon Investor Services pursuant to their respective agreements with Mellon Investor Services); provided, however, that if such event has occurred prior to the first anniversary of the date hereof, Mellon Investor Services' liability shall be limited to the average aggregate monthly fee paid by Client and the Affiliated Funds to Mellon Investor Services during the expired term of this Agreement, multiplied by twelve (12).

      (b) In the event any question or dispute arises with respect to Mellon Investor Services' duties hereunder, Mellon Investor Services shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, either may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or
      (ii) settled by a written document in form and substance satisfactory to Mellon Investor Services and executed by Client. In addition, Mellon Investor Services may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

9. Force Majeure. Mellon Investor Services shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.

10. Market Data. Client acknowledges that Mellon Investor Services may provide real-time or delayed quotations and other market information and messages ("Market Data"), which Market Data is

MELLON INVESTOR SERVICES LLC                                     T A AGREEMENT
--------------------------------------------------------------------------------

provided to Mellon Investor Services by certain national securities exchanges and associations who assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Client agrees and acknowledges that Mellon Investor Services shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

11. Notices. All notices, demands and other communications shall be in writing and sent or delivered to the addresses indicated on the signature page hereof. Notice will be effective on the date that it is received.

12. Nondisclosure. Mellon Investor Services shall not disclose any "nonpublic personal information" (as such term is defined in Regulation S-P) pertaining to the Client's shareholders to any third party or use such information other than for the purposes of providing the services contemplated by this Agreement, other than as required or permitted by law, regulation or judicial or administrative order.

13    Miscellaneous.

      (a) Amendments. This Agreement may not be amended or modified in any manner except by a written agreement signed by both Mellon Investor Services and Client.

      (b) Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

      (c) Survival of Terms. The obligations of Client under Sections 5, 7 and 8 shall survive the termination of this Agreement.

      (d) Assignment. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay. Any attempted assignment in violation of the foregoing will be void.

      (e) Headings. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

      (f) Severance. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

      (g) Counterparts. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

      (h) Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and merges all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

      (i) Benefits of this Agreement Nothing in this Agreement shall be construed to give any person or entity other than Mellon Investor Services and Client any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Mellon Investor Services and Client.

MELLON INVESTOR SERVICES LLC                                     T A AGREEMENT
--------------------------------------------------------------------------------

WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

Delaware Group Dividend and Income Fund, Inc.

By:       /s/ Michael P. Bishof
          ------------------------
Name:     Michael P. Bishof
Title:    Senior Vice President/Treasurer
Address:  One Commerce Square
City, State: Philadelphia, PA 19103
TEL/FAX:  215-255-2852 / 215-255-1645

MELLON INVESTOR SERVICES LLC

By:       /s/ Beverly A. Verrico
          ----------------------
Name:     Beverly A. Verrico
Title:    Vice President

NOTICE ADDRESS:

Address:      44 Wall Street - 7th Floor
City, State:  New York, NY 10005
TEL/FAX:      917-320-6234 / 917-320-6309/10
E-Mail:       bverrico@chasemellon.com

WITH COPY TO:

Address:      85 Challenger Road, Overpeck Centre
            ----------------------------------------
City, State:  Ridgefield Park, New Jersey 07660
            ----------------------------------------
Attn:         Legal Department
            ----------------------------------------
TEL/FAX:      201-373-7155 / 201-373-7166
            ----------------------------------------

MELLON INVESTOR SERVICES LLC                                           EXHIBIT A
--------------------------------------------------------------------------------

                         STOCK SUBJECT TO THE AGREEMENT

                                           Number of              Number of
                                       Authorized Shares      Authorized Shares
                                          Issued and             Reserved for
                                          Outstanding          Future Issuance
    Class of          Number of           (including            Under Existing
     Stock        Authorized Shares    Treasury Shares)           Agreements
---------------  -------------------  -------------------     ------------------

1.   Common          500,000,000          14,307,000                  0
     Stock

2.

3.

4.

MELLON INVESTOR SERVICES LLC                                           EXHIBIT B
--------------------------------------------------------------------------------

                             SERVICES TO BE PROVIDED

Account Maintenance Functions

o     Opening new accounts

o     Posting debits and credits

o     Maintaining certificate history

o     Placing and releasing stop transfer notations

o     Consolidating accounts

o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)

o     Processing address changes

o     Responding to shareholder correspondence

o     Providing a dedicated 800 phone number for shareholder inquiries

o Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations

o     Maintaining closed accounts for the purpose of research and tax reporting

o     Purging closed accounts that meet selective criteria

o     Providing unlimited on-line access to shareholder records

o     Training on system access

Certificate Issuance Functions

o Qualifying under the rules of the NYSE and AMEX to act in the dual capacity as transfer agent and registrar

o Maintaining mail and window facilities for the receipt of transfer requests

o Maintaining and securing unissued certificate inventory and supporting documents

o Examining issuance or transfer requests to ensure that proper authority is being exercised

o Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered

o Verifying that original issuances are properly authorized and have necessary regulatory approval

o     Verifying that Shares issued equal the amount surrendered

o Verifying that no stop orders are held against the surrendered certificates

o     Issuing and registering new certificates

o Recording canceled and issued certificates by registration, certificate number and Shares

o     Canceling surrendered certificates and storing for two years

o     Delivering completed transfers

o Processing restricted and legal transfers upon presentment of appropriate supporting documentation

o     Preparing Daily Transfer or Management Summary Journals

o Replacing lost, destroyed or stolen certificates provided that Mellon Investor Services is in receipt of (a) evidence acceptable to it of the loss, theft or destruction, and (b) a surety bond acceptable to Mellon Investor Services sufficient to indemnify and hold it and Client harmless (charge imposed on shareholder)

MELLON INVESTOR SERVICES                                               EXHIBIT B
--------------------------------------------------------------------------------

Proxy and Annual Meeting Functions

o Identifying broker/nominee account requirements to determine amount of sets of material needed

o Preparing and mailing proxy material and Annual Report to registered shareholders

o Suppressing the mailing of multiple Annual Reports to households requesting it

o     Tabulating proxies (both scanner and manual) returned by shareholders

o     Identifying shareholders who will attend the Annual Meeting

o     Providing Inspector(s) of Election for the Annual Meeting

o     Supporting efforts of any proxy solicitor

o     Preparing list of record date holders

o     Preparing report of final vote

o     Providing remote access to proxy tabulation system

o Maintaining an automated link with DTC and ADP to receive transmissions of broker votes

o     Processing omnibus proxies for respondent banks

Dividend Disbursement Functions

o     Preparing and mailing checks

o     Reconciling checks

o     Preparing payment register in list or microfiche form

o     Withholding and filing taxes for non-resident aliens and others

o     Filing federal tax information returns

o     Processing "B" and "C" Notices received from the IRS

o     Mailing required statements (Form 1099) to registered holders

o     Maintaining stop files and issuing replacement checks

o     Maintaining payment orders and addresses

o     Maintaining records to support escheat filings

o     ACH, Direct Deposit Services

Dividend Reinvestment Services

o     Opening and maintaining participant accounts

o     Processing reinvestments where appropriate

o Preparing participant statements of account, after each transaction, showing activity for current period

o     Processing liquidations and terminations according to plan specifications

o     Providing periodic investment reports to Client

o     Preparing Form 1099B to report sale proceeds

Other Services Associated with this Agreement

o     Preparing shareholder listings and labels

o     Preparing analytical reports

o     Mailing quarterly or periodic reports

MELLON INVESTOR SERVICES                                               EXHIBIT B
--------------------------------------------------------------------------------

If requested, the following services are subject to additional fee:

Abandoned Property Services                 Employee Stock Purchase Plan Administration

Information Agency                          Employee Stock Option Plan Administration

Secondary Offerings or Closings             Simultaneous Exercise Sell Program

Confidential Proxy Voting                   Bank/Broker Distributions

Intranet / Internet / Telephone Voting      Special Shareholder Meeting Consulting

Corporate Stock Buy-Backs                   Custodian Services

Escrow Services                             Direct Equity Programs & Dividend Reinvestment Programs

Special Cash/Stock Dividends/Splits         Exchange/ Tender Offers and Processing

Proxy Solicitation                          StockWatch (Beneficial Ownership Identification)

Logistics Services                          The Edge (Internet Chat Room Surveillance)

Rights Agency                               Storing Cancelled Certificates (Beyond Initial Two Years)

Specialized Reportings                      Foreign Tax Reclaim Processing

MELLON INVESTOR SERVICES                                               EXHIBIT C
--------------------------------------------------------------------------------

                 DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO
                          MELLON INVESTOR SERVICES LLC

                        UPON EXECUTION OF THIS AGREEMENT

Client shall provide Mellon Investor Services an executed copy of this Agreement, along with the following:

1.    An adequate supply of Share certificates.

2. A copy of the resolutions adopted by the Board of Directors of Client appointing Mellon Investor Services as Transfer Agent and/or Registrar and Dividend Disbursing Agent, as the case may be, duly certified by the Secretary or Assistant Secretary of Client under the corporate seal.

3. A copy of the Certificate of Incorporation of Client, and all amendments thereto, certified by the Secretary of State of the state of incorporation.

4. A copy of the By-laws of Client as amended to date, duly certified by the Secretary of Client under the corporate seal.

5. A certificate of the Secretary or an Assistant Secretary of Client, under its corporate seal, stating that:

      a) this Agreement has been executed and delivered pursuant to the authority of Client's Board of Directors;

      b) the attached specimen Share certificate(s) are in substantially the form submitted to and approved by Client's Board of Directors for current use and the attached specimen Share certificates for each Class of Stock with issued and outstanding Shares are in the form previously submitted to and approved by Client's Board of Directors for past use;

      c) the attached list of existing agreements pursuant to which Shares have been reserved for future issuance specifying the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof, is true and complete, or no Shares have been reserved for future issuance;

      d) each shareholder list provided is true and complete (such certification may state that it is based upon the certification of the predecessor Transfer Agent or predecessor Registrar that prepared the list) or no Shares are outstanding;

      e) the name of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

      f) the name and address of each co-Transfer Agent, Registrar (other than Mellon Investor Services) or co-Registrar for any of the Shares and the extent of its appointment, or there are no co-Transfer Agents, Registrars (other than Mellon Investor Services) or co-Registrars for any of the Shares; and

MELLON INVESTOR SERVICES                                               EXHIBIT C
--------------------------------------------------------------------------------

      g) the officer(s) of Client, who executed this Agreement as well as any certificates or papers delivered to Mellon Investor Services pursuant to this Agreement, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on all documentation are genuine; and upon which is subscribed a certificate of an officer of Client, other than the officer executing the certificate of the Secretary, stating that the person who executed the certificate of the Secretary was validly elected to, and is the Secretary or an Assistant Secretary of Client and that his signature on the certificate is genuine.

6. A shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Shares, setting forth as to each holder, his/her name and address, tax identification number certified by the shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, the Share certificate numbers and the existence of any stop orders or other transfer restrictions.

7. Opinion of counsel for Client (including internal counsel), addressed to Mellon Investor Services, to the effect that:

      a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable;

      b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

      c) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound and this Agreement is enforceable against Client in accordance with it terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

8.    A completed Internal Revenue Service Form 2678.

MELLON INVESTOR SERVICES                                               EXHIBIT C
--------------------------------------------------------------------------------

                             NOTIFICATION OF CHANGES

Client shall promptly notify Mellon Investor Services of the following:

1. Any change in the name of Client, amendment of its certificate of incorporation or its by-laws;

2. Any change in the title of a Class of Stock from that set forth in Column 1 of Exhibit A;

3. Any change in the Number of Authorized Shares from that set forth in Column 2 of Exhibit A;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that listed in Column 4 of Exhibit A hereto;

5. Any change in the number of outstanding Shares subject to stop orders or other transfer limitations;

6.    The listing or delisting of any Shares on any stock exchange;

7. The appointment after the date hereof of any co-Transfer Agent, Registrar (other than Mellon Investor Services) or any co-Registrar for any of the Shares;

8. The merger of Client into, or the consolidation of Client with, or the sale or other transfer of the assets of Client substantially as an entirety to, another person; or the merger or consolidation of another person into or with Client; and

9. Any other change in the affairs of Client of which Mellon Investor Services must have knowledge to perform properly its duties under this Agreement.

                                                                       EXHIBIT D
MELLON INVESTOR SERVICES LLC                                        FEE SCHEDULE
--------------------------------------------------------------------------------

                  Delaware Group Dividend and Income Fund, Inc.

--------------------------------------------------------------------------------
     INITIAL TERM OF AGREEMENT:..................THREE (3) YEARS

     FEES NOT SUBJECT TO INCREASE:........................TWO (2) YEARS
                           (During initial term only)
--------------------------------------------------------------------------------

                                  SERVICE FEES

--------------------------------------------------------------------------------
     FLAT MONTHLY FEE.........................................$2,250.00

     PER REINVESTMENT STATEMENT FEE...............................$0.30
--------------------------------------------------------------------------------

 THE ABOVE FEE WILL BE CHARGED FOR ALL SERVICES LISTED IN EXHIBIT B AND WILL BE
                   SUBJECT TO THE FOLLOWING ANNUAL ALLOWANCES:

--------------------------------------------------------------------------------
     Number of open accounts maintained.............................600
     Number of certificates and / or book-entry credits.............100
     Number of options/restricted/legal items processed..............50
     Number of dividends paid, per fund..............................12
     Number of quarterly report mailings............................N/A
     Number of other mailings per year (one enclosure)................1
     Number of enclosures--annual meeting mailing.....................4
     Number of shareholder telephone inquiries.......................75
     Number of shareholder written inquiries.........................50
     Number of lists, labels, reports, analyses.......................8
     Number of Inspectors of Election.................................2
     Number of respondent bank omnibus proxies.......................10
     Number of DWAC transactions.....................................10
--------------------------------------------------------------------------------

 TO THE EXTENT THE ABOVE ANNUAL ALLOWANCES ARE EXCEEDED, THE FOLLOWING FEES WILL
                                     APPLY:

--------------------------------------------------------------------------------
     For each account maintained above 600 (per year)...........$     5.50
     For each option/restricted/legal items processed...........$    20.00
     For each certificate issued or book-entry credit posted....$     2.00
     For each shareholder telephone inquiry.....................$     5.25
     For each shareholder written inquiry.......................$    10.00
     Mailings...................................................See Attached
     Lists / Labels / Analyses..................................See Attached
     For each additional Inspector of Election..................$   500.00
     For each respondent bank omnibus proxy.....................$   100.00
     For each additional DWAC transaction.......................$    25.00
--------------------------------------------------------------------------------

                                                                       EXHIBIT D
MELLON INVESTOR SERVICES LLC                                        FEE SCHEDULE
--------------------------------------------------------------------------------

EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses. All charges and fees, out of pocket costs, expenses and disbursements of Mellon Investor Services are due and payable by Client upon receipt of an invoice from Mellon Investor Services. Client shall pay for estimated postage by mail date.

The cost of stationery and supplies, such as transfer sheets, dividend checks, etc., together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP/IECA, tape charges from DTC, etc. are billed in addition to the above fees.

For companies who participate in the Direct Registration System (DRS), Mellon Investor Services will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, Mellon Bank, N.A. will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15 00 plus $0.12 per share.

Initial Fee. A fee of $WAIVED is payable at signing of the Service Agreement for the additional activities associated with the acceptance of this appointment. Initial public offerings (IPO'S) will include the issuance of up to 100 additional certificates/bookentry debits. Certificates/bookentries issued/processed in excess of that amount will be charged at $2.00 per certificate/debit. Secondary offerings will be assessed at the time of the appointment.

Termination Fee. In the event Client terminates this Agreement, the Client shall pay Mellon Investor Services a fee of two dollars ($2.00) per registered shareholder account, per fund then maintained for the Client on Mellon Investor Services' records, subject to a minimum fee of three thousand five hundred dollars ($3,500.00) for each fund. This fee, subject to change upon written notification to the Client by Mellon Investor Services, is separate from any other amounts payable by the Client to Mellon Investor Services incidental to such termination, such as, the cost to produce and ship records, reports and unused certificate stock to a successor agent. It is also separate from any other fees for services under this Agreement, which would be accrued and payable by the Client to Mellon Investor Services prior to such termination. Mellon Investor Services may withhold the Client's records, reports and unused certificate stock from a successor agent pending the Client's payment in full of its fees and expenses owed under this Agreement.

Conversion. There is usually no charge for converting the Client's files to Mellon Investor Services' system with the exception of outstanding check history from the current agent's file. A review of the current rules and formats will be made to determine if any situation exists which will require extraordinary effort to complete the conversion. Any charge will be discussed with the Client prior to work commencing.

Interest. In the event Client shall default in the payment of any such charges, such defaulted sums shall bear interest or finance charges at the maximum applicable legal rate and all costs and expenses of effecting collection of any said sums, including a reasonable attorney's fee, shall be paid by Client.

Legal, Technological Expenses. Certain legal expenses may be incurred in resolving matters not anticipated in the normal course of business, This may result in a separate charge to cover our expenses in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

In the event any Federal regulation and/or state or local law are enacted which require Mellon Investor Services to make any technological improvements and/or modifications to our current system, Client shall reimburse Mellon Investor Services, on a pro rata basis proportionate to the Client's registered shareholder base, for the costs associated with making such required technological improvements and/or modifications.

Other Services. Fees for any services not specified, such as maintaining mail lists, storing canceled certificates after the initial two year period, escheating unclaimed property to the states, stock splits, exchanges, tenders, solicitation mailings and coding of dividend reinvestment and ACH accounts, etc.,

MELLON INVESTOR SERVICES LLC                                      FEE SCHEDULE
--------------------------------------------------------------------------------
will be based on Mellon Investor Services' standard fees at the time of the request or, if no standard fees have been established, an appraisal of the work to be performed

MELLON INVESTOR SERVICES LLC                                      FEE SCHEDULE
--------------------------------------------------------------------------------

                            LISTS / LABELS / ANALYSES

LISTS

     Per name listed..............................................$0.05

LABELS

     Per label printed............................................$0.05

ANALYSES

     Per name passed on data base.................................$0.02

     Per name listed in report....................................$0.05

(MINIMUM charge for each of the above services is $250.00.)

OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees. Estimated Postage is payable in advance.

MELLON INVESTOR SERVICES LLC                                      FEE SCHEDULE
--------------------------------------------------------------------------------

                                MAILING SERVICES

ADDRESSING

     Addressing mailing medium (per name)..........................$0.05

AFFIXING

     Affixing labels (per label)...................................$0.03

INSERTING

     Inserting Enclosures (Machine)

            1st Enclosure (per piece).............................$0.050
            2nd Enclosure (per piece).............................$0.025
            3rd Enclosure (per piece).............................$0.020
            4th Enclosure (per piece).............................$0.015

     Inserting Enclosures (Manual)

            Charge will be determined based on analysis of work to be performed.

(MINIMUM charge for each of the above services is $250.00.)

OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees. Estimated Postage is payable in advance.

MELLON INVESTOR SERVICES LLC                           DOCUMENTATION CHECKLIST
--------------------------------------------------------------------------------

Delaware Group Dividend and Income Fund, Inc.

APPOINTMENT DOCUMENTATION LIST

-----------------------------------------------------------------------------------------------------------
DOCUMENT                                          RECEIVED     DATE     COMMENTS
-----------------------------------------------------------------------------------------------------------
1.   Service Agreement                              |_|        date     Execute, return to Mellon Investor
                                                                        Services
-----------------------------------------------------------------------------------------------------------
2.   Certificate of Incorporation                   |_|
-----------------------------------------------------------------------------------------------------------
3.   By-Laws, with Amendments                       |_|
-----------------------------------------------------------------------------------------------------------
4.   Board Resolution Appointing CMSS               |_|
-----------------------------------------------------------------------------------------------------------
5.   Opinion of Counsel, addressed to CMSS          |_|
-----------------------------------------------------------------------------------------------------------
6.   Specimen Stock Certificate                     |_|                 Obtain from Bank Note Company
-----------------------------------------------------------------------------------------------------------
7.   Secretary's Certificate                        |_|                 See Exhibit C. Sec. 5, a-g
-----------------------------------------------------------------------------------------------------------
8    Specimen Signature of Authorized Officers      |_|                 Form Enclosed
-----------------------------------------------------------------------------------------------------------
9    Form 2678; Employer Appointment of Agent       |_|                 IRS Form, enclosed
-----------------------------------------------------------------------------------------------------------

            See Exhibit C for details

IPO CLOSING CHECK LIST - N/A

-----------------------------------------------------------------------------------------------------------
DOCUMENT                                          RECEIVED     DATE     COMMENTS
-----------------------------------------------------------------------------------------------------------
1.   Registration Statement                         |_|
-----------------------------------------------------------------------------------------------------------
2.   Listing Application                            |_|
-----------------------------------------------------------------------------------------------------------
3.   Prospectus                                     |_|
-----------------------------------------------------------------------------------------------------------
4.   Authorization from Company to accept           |_|
     Issuance Instructions from Underwriter
-----------------------------------------------------------------------------------------------------------
5.   Issuance Instructions                          |_|
-----------------------------------------------------------------------------------------------------------
6.   Text of Restrictive Legend, if any             |_|
-----------------------------------------------------------------------------------------------------------
7.   Delivery Instructions                          |_|
-----------------------------------------------------------------------------------------------------------
8.   Cross receipt, Company & Underwriter           |_|
-----------------------------------------------------------------------------------------------------------
9.   Closing Memo                                   |_|
-----------------------------------------------------------------------------------------------------------

MELLON INVESTOR SERVICES LLC                           DOCUMENTATION CHECKLIST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      MELLON INVESTOR SERVICES LLC               AUTHORIZED AND SPECIMEN
                                                        SIGNATURES
--------------------------------------------------------------------------------
THE FOLLOWING ARE THE AUTHORIZED AND SPECIMEN SIGNATURES OF THE COMPANY
--------------------------------------------------------------------------------
Delaware Group Dividend and Income Fund, Inc.
--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
TYPE NAME                          CHAIRMAN OF            SIGNATURE
                                    THE BOARD
--------------------------------------------------------------------------------
TYPE NAME                           PRESIDENT             SIGNATURE
--------------------------------------------------------------------------------
TYPE NAME                             VICE                SIGNATURE
                                    PRESIDENT
--------------------------------------------------------------------------------
TYPE NAME                             VICE                SIGNATURE
                                    PRESIDENT
--------------------------------------------------------------------------------
TYPE NAME                           TREASURER             SIGNATURE
--------------------------------------------------------------------------------
TYPE NAME                           ASSISTANT             SIGNATURE
                                    TREASURER
--------------------------------------------------------------------------------
TYPE NAME                           ASSISTANT             SIGNATURE
                                    TREASURER
--------------------------------------------------------------------------------
TYPE                                SECRETARY             SIGNATURE
--------------------------------------------------------------------------------
TYPE NAME                           ASSISTANT             SIGNATURE
                                    SECRETARY
--------------------------------------------------------------------------------
TYPE NAME                           ASSISTANT             SIGNATURE
                                    SECRETARY
--------------------------------------------------------------------------------
TYPE NAME                            GENERAL              SIGNATURE
                                     COUNSEL
--------------------------------------------------------------------------------
TYPE NAME                                                 SIGNATURE
--------------------------------------------------------------------------------

I,____________ SECRETARY OF____________________ DO HEREBY CERTIFY THAT THE ABOVE SIGNATURES ARE TRUE SPECIMENS OF THE SIGNATURES OF THE OFFICERS OF THIS CORPORATION WHO NOW HOLD THE OFFICE SET FORTH OPPOSITE THEIR RESPECTIVE NAMES

DATED__________              __________________________________
CORPORATE SEAL                            SECRETARY

--------------------------------------------------------------------------------

MELLON INVESTOR SERVICES LLC                                           Exhibit E
--------------------------------------------------------------------------------


                            LIST OF AFFILIATED FUNDS

         Delaware Group Global Dividend and Income Fund, Inc. ("DGF")

         Voyageur Arizona Municipal Income Fund, Inc. ("VAZ")

         Voyageur Colorado Insured Municipal Income Fund, Inc. ("VCF")

         Voyageur Florida Insured Municipal Income Fund ("VFL")

         Voyageur Minnesota Municipal Income Fund, Inc. ("VMN")

         Voyageur Minnesota Municipal Income Fund II, Inc. ("VMM")

         Voyageur Minnesota Municipal Income Fund III, Inc. ("VYM")